AGREEMENT


      Agreement dated September 1, 1999 between Jennifer Convertibles, Inc., a Delaware corporation ("JCI"), and Jara Enterprises Inc., a New York corporation ("Jara").

      In consideration of $1.00 and other good and valuable consideration, receipt of which is hereby acknowledged, Jara hereby agrees to continue to pay JCI $150,000 per month for each calendar month until the date on which Jara transfers its warehouse system to JCI (the "Transfer Date"). As of the date hereof, Jara has made the $150,000 per month payments up to and including the month of August, 1999 and Jara shall make payments under this Agreement in respect of successive months on or before the 70th day after the end of each month, commencing with the payment in respect of September which shall be due on or before December 10, 1999.

      This Agreement shall terminate on the Transfer Date and any amounts unpaid at such date in excess of $300,000 shall be paid on the 10th of the month in which the Transfer Date occurs (or if the Transfer Date is after the 10th of the month on or before the 10th of the next month). Payments of the $300,000 balance will be evidenced by a note payable in 30 payments of $10,000 per month commencing 30 days after the Transfer Date.

      The parties hereto agree that the number of new Jennifer Convertibles stores or combined Jennifer Convertibles/Jennifer Leather super stores that JCI is permitted to open in New York after June 1, 1999 until the Transfer Date is limited to five.

      IN WITNESS WHEREOF, the parties have signed this Agreement as of this 1st day of September 1999.

                                             JENNIFER CONVERTIBLES, INC.



                                             By:  /s/ HARLEY J. GREENFIELD
                                                  ---------------------------
                                                      Harley J. Greenfield,
                                                      Chief Executive Officer




                                             JARA ENTERPRISES, INC.



                                             By:  /s/ FRED LOVE
                                                  ---------------------------
                                                      Fred Love, President